AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 2002


                                              REGISTRATION NO. 333-
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

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                            GENERAL ELECTRIC COMPANY

             (Exact name of registrant as specified in its charter)

         NEW YORK                               14-0689340
(State of incorporation)           (IRS Employer Identification Number)

                              3135 EASTON TURNPIKE
                          FAIRFIELD, CONNECTICUT 06431
                                 (203) 373-2211
                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)

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                             ROBERT E. HEALING, ESQ.
                                CORPORATE COUNSEL
                              3135 EASTON TURNPIKE
                          FAIRFIELD, CONNECTICUT 06431

                                (203) 373-2243

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

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                                    COPY TO:
                            STEVEN R. LOESHELLE, ESQ.
                                ROSLYN TOM, ESQ.
                              DEWEY BALLANTINE LLP
                           1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 259-8000

                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
                              SALE TO THE PUBLIC:

     From time to time after the effective date of this Registration Statement as determined by market conditions.

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     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please
check the following box.                                                / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the
following box.                                                          /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same
offering.                                                               / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective
registration statement for the same offering.                           / /

     If delivery of the prospectus is expected to be made pursuant to
Rule 434, please check the following box.                               / /

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

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
    Title of Each Class        Amount to be        Proposed Maximum        Proposed Maximum         Amount of
    of Securities to Be       Registered <F1>           Offering                Aggregate           Registration Fee
    Registered                                   Price Per Share <F2>    Offering Price <F1><F2>    <F1><F2><F3>
-----------------------------------------------------------------------------------------------------------------------
  Common Stock, par value       23,770,662              $36.61              $870,243,935.82           $80,062.44
    $.06 per share............     shares
============================= ================ ========================= ====================== =======================

<F1> There is being registered hereunder a number of shares of common stock, estimated at 23,770,662 shares, to be issued to the selling shareholders pursuant to an agreement and plan of merger. The actual number of shares to be issued to the selling shareholders will be determined by a fixed formula based on fluctuating market prices of the shares that will be calculated prior to the closing of the merger transaction. The actual number of shares to be issued to the selling shareholders will be included in a prospectus filed pursuant to Rule 424(b).

<F2> Pursuant to Rule 457(c), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low prices for our common stock on April 3, 2002, as reported on the New York Stock Exchange.

<F3> GE previously paid a registration fee of $11,757,593.15 upon the filing of the registration statement on Form S-4 initially filed by GE on November 13, 2000 (Registration No. 333-49710) in connection with the planned merger of Honeywell International Inc. into a wholly owned subsidiary of GE. This transaction was not consummated and the shares registered under Registration No. 333-49710 were not issued. Pursuant to Rule 457(p), the registration fee of $98,410.75 for the registration statement on Form S-4 initially filed by GE on December 28, 2001 (Registration No. 333-76066) and the registration fee of $4,600,000 for the registration statement on Form S-3 initially filed by General Electric Capital Corporation, a wholly owned subsidiary of GE, on March 18, 2002 (Registration No. 333-84462) were offset against the total registration fee paid on the earlier registration statement, leaving a balance of $7,059,182.40 on the fee paid for Registration No. 333-49710. Pursuant to Rule 457(p), the full amount of the registration fee currently due for this Registration Statement has been offset against the remaining balance of the fee paid for Registration No. 333-49710. After such offset a balance of $6,979,119.96 remains from the fee paid for Registration No. 333-49710.

--------------------------------------------------------------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              EXPLANATORY STATEMENT

     The number of shares of common stock of General Electric Company shown as beneficially owned and offered by the selling shareholders is estimated at 23,770,662 shares of common stock to be issued pursuant to the Agreement and Plan of Merger, by and among General Electric Company, National Broadcasting Company, Inc., TN Acquisition Corp., SPE Mundo Investment Inc. and Telemundo Communications Group, Inc. ("Telemundo"), dated as of October 11, 2001 (the "Merger Agreement"). These shares are being issued to the selling shareholders in connection with our acquisition of Telemundo. The actual number of shares of common stock to be issued will be based on a fixed formula pursuant to the Merger Agreement, whereby the purchase price, subject to adjustment, for Telemundo, will be divided by the average of the daily volume-weighted sales prices per share of our common stock on the New York Stock Exchange for each of the ten consecutive trading days ending on the fourth trading day prior to the closing for the acquisition of Telemundo. In addition, the actual number of shares of common stock to be issued to the selling shareholders under the Merger Agreement is subject to further adjustment under certain circumstances prior to the closing date pursuant to a fixed formula based on the sales price of our common stock immediately prior to closing. The actual number of shares of common stock to be issued and to be beneficially owned and offered by the selling shareholders under this Registration Statement will be set forth in the final prospectus to be filed with the SEC pursuant to Rule 424(b).

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THESE SECURITIES IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED APRIL 9, 2002

     PROSPECTUS

                                23,770,662 SHARES

                            GENERAL ELECTRIC COMPANY

                                  COMMON STOCK

     This prospectus relates to the resale of up to 23,770,662 shares of our common stock, par value $.06 per share, which will be issued to shareholders of Telemundo Communications Group, Inc. as part of the consideration for our acquisition of Telemundo Communications Group, Inc., an entity that will become our wholly-owned subsidiary after the acquisition.

     The parties listed in this prospectus under the section entitled "Selling Shareholders" may offer for sale the shares covered by this prospectus from time to time through public or private transactions, on or off the New York Stock Exchange, at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sales of our common stock by the selling shareholders. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus.

         OUR COMMON STOCK IS LISTED ON THE NEW YORK STOCK EXCHANGE UNDER THE SYMBOL "GE."

                                   -----------


     THE MAILING ADDRESS OF OUR PRINCIPAL EXECUTIVE OFFICES IS 3135 EASTON TURNPIKE, FAIRFIELD, CONNECTICUT 06431. OUR TELEPHONE NUMBER IS 203-373-2211.

     THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   -----------







_______, 2002

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                       WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C., or the public reference rooms in New York City and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our common stock is listed and traded on the New York Stock Exchange (the "NYSE"). You may also inspect the information we file with the SEC at the NYSE's offices at 20 Broad Street, New York, New York 10005.

          The SEC allows us to "incorporate by reference" in this prospectus the information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until the termination of the offering:

o    Annual Report on Form 10-K for the year ended December 31, 2001; and

o    Current Report on Form 8-K dated March 21, 2002.

          You may request a copy of these documents at no cost to you by writing or telephoning us at the following address:

          General Electric Company
          3135 Easton Turnpike
          Fairfield, Connecticut 06431
          Attn:  Investor Communications
          (203) 373-2211

          YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT. WE HAVE AUTHORIZED NO ONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR A PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.

          REFERENCES IN THIS PROSPECTUS TO GE, WE, US AND OUR ARE TO GENERAL ELECTRIC COMPANY.

                                   THE COMPANY

         GE is one of the largest and most diversified industrial corporations in the world. GE has engaged in developing, manufacturing and marketing a wide variety of products for the generation, transmission, distribution, control and utilization of electricity since its incorporation in 1892. Over the years, GE has developed or acquired new technologies or services that have broadened considerably the scope of its activities.

         GE's products include major appliances; lighting products; industrial automation products; medical diagnostic imaging equipment; motors; electrical distribution and control equipment; locomotives; power generation and delivery products; nuclear power support services and fuel assemblies; commercial and military aircraft jet engines; and engineered materials, such as plastics, silicones and superabrasive industrial diamonds.

         GE's services include product services; electrical product supply houses; electrical apparatus installation, engineering, repair and rebuilding services; and computer-related information services. Through its affiliate, the National Broadcasting Company, Inc., GE delivers network television services, operates television stations, and provides cable, Internet and multimedia programming and distribution services. Through another affiliate, General Electric Capital Services, Inc., GE offers a broad array of financial and other services, including consumer financing, commercial and industrial financing, real estate financing, asset management and leasing, mortgage services, consumer savings and insurance services, specialty insurance and reinsurance.

               ACQUISITION OF TELEMUNDO COMMUNICATIONS GROUP, INC.

         This prospectus relates to the resale of shares of our common stock, par value $.06 per share, which will be issued to shareholders of Telemundo Communications Group, Inc. ("Telemundo") as part of the consideration for our acquisition of Telemundo, an entity that will become our wholly-owned subsidiary after the acquisition.

         Paxson Communications Corporation has commenced an arbitration proceeding against National Broadcasting Company, Inc., our wholly-owned subsidiary, alleging, among other things, that the acquisition of Telemundo would be contrary to NBC's contractual obligations to Paxson. The allegations relate to certain agreements entered into between NBC and Paxson in 1999, pursuant to which NBC acquired non-voting convertible preferred stock in Paxson and obtained options which, if NBC elected to exercise them, would give NBC control of Paxson. Paxson is seeking both to enjoin the acquisition and to recover monetary damages. We cannot predict the outcome of the arbitration between NBC and Paxson.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sales of our common stock by the selling shareholders. All proceeds from the sale of these shares will be for the accounts of the selling shareholders.

                           DESCRIPTION OF COMMON STOCK

         The following description of our common stock is a summary and is subject to the provisions of our certificate of incorporation, our by-laws and the relevant provisions of the law of New York.

         We are currently authorized to issue up to 13,200,000,000 shares of common stock, par value $.06 per share. As of December 31, 2001, we had outstanding approximately 9,925,938,000 shares of our common stock.

         Holders of the GE common stock are entitled to share ratably in any dividends and in any assets available for distribution on liquidation, dissolution or winding-up, subject, if preferred stock of GE is then outstanding, to any preferential rights of such preferred stock. Each share of GE common stock entitles the holder of record to one vote at all meetings of shareholders, and the votes are noncumulative. The GE common stock is not redeemable, has no subscription or conversion rights and does not entitle the holder to any preemptive rights.

         Dividends may be paid on the GE common stock out of funds legally available for dividends, when and if declared by GE's board of directors.

         The Bank of New York is the transfer agent and registrar for the GE common stock.

         We are also authorized to issue up to 50,000,000 shares of preferred stock, par value $1.00 per share, in series, but have not issued any of this preferred stock. If preferred stock is issued, GE's board of directors may fix the designation, relative rights, preferences and limitations of the shares of each series.

                              SELLING SHAREHOLDERS

         The shares of our common stock to which this prospectus relates are being registered for re-offers and resales by selling shareholders who have acquired their shares in connection with our acquisition of Telemundo. The selling shareholders named below may resell all, a portion or none of their shares at any time.

         We are registering all 23,770,662 shares covered by this prospectus on behalf of the selling shareholders named in the table below. We have registered the shares to permit the selling shareholders and their pledgees, donees, transferees or other successors-in-interest that receive their shares from selling shareholders as a gift, partnership distribution or another non-sale related transfer after the date of this prospectus to resell the shares when they deem appropriate. We refer to all of these possible sellers as selling shareholders in this prospectus.

         The following table sets forth information regarding the beneficial ownership of the common stock by the selling shareholders as of April 9, 2002.

                                             Number of       Number of shares of
                                            shares of GE       GE common stock        Number of shares of GE
                                            common stock      beneficially owned        common stock owned
                                            beneficially       that may be sold       beneficially after the
          Selling Shareholder                  owned            hereunder <F1>          sale hereunder <F2>
              ------------                  ------------        -------------            -------------
Bastion Capital Fund, L.P. <F3>                    645,124                 645,124             --
Bron Trust dated July 27, 1998 <F3>                 57,541                  57,541             --
Bron-Villanueva Capital, LLC <F3>                  390,664                 390,664             --
Council Tree Hispanic Broadcasters II, L.L.C.    1,408,709               1,408,709             --
Liberty TelemundoNet, Inc.                      18,218,973              18,218,973             --
SPE Mundo Investment Inc.                        2,922,886               2,922,886             --
TLMD LLC                                            69,223                  69,223             --
Villanueva Investments, Inc. <F3>                   57,541                  57,541             --
                                                                                               --

<F1> The total number of shares of common stock shown as beneficially owned and offered by the selling shareholders is estimated at 23,770,662 shares of common stock to be issued pursuant to the Agreement and Plan of Merger, by and among General Electric Company, National Broadcasting Company, Inc., TN Acquisition Corp., SPE Mundo Investment Inc. and Telemundo, dated as of October 11, 2001 (the "Merger Agreement"). The actual number of shares of common stock to be issued will be based on a fixed formula pursuant to the Merger Agreement, whereby the purchase price, subject to adjustment, for Telemundo, will be divided by the average of the daily volume-weighted sales prices per share of our common stock on the New York Stock Exchange for each of the ten consecutive trading days ending on the fourth trading day prior to the closing for the acquisition of Telemundo. In addition, the actual number of shares of common stock to be issued under the Merger Agreement is subject to further adjustment under certain circumstances prior to the closing date pursuant to a fixed formula based on the sales price of our common stock immediately prior to closing. The actual number of shares of common stock to be beneficially owned and offered by the selling shareholders will be set forth in the final prospectus to be filed with the SEC pursuant to Rule 424(b).

<F2> In each case represents less than 1.0% of our outstanding common stock.

<F3> A portion of the shares of GE common stock to be received by Bastion
     Capital Fund, L.P., Bron Trust dated July 27, 1998 and Villanueva Investments, Inc. may be received for the benefit of Bron-Villanueva Capital, LLC and transferred into the name of Bron-Villanueva Capital, LLC following the closing for the acquisition of Telemundo.



                              PLAN OF DISTRIBUTION

         The selling shareholders (including their pledgees, donees, transferees, successors-in-interest or others who may later hold such selling shareholders' interest in the shares of common stock covered hereby and who are otherwise entitled to resell the shares using this prospectus) may sell the shares of common stock covered by this prospectus from time to time directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the common stock covered hereby.

         The selling shareholders have advised us that the shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale and/or at negotiated prices. These sales may be effected in one or more transactions, which may involve crosses or block transactions, including:

     o    on the New York Stock Exchange;
     o    in the over-the-counter market;
     o in transactions otherwise than on the New York Stock Exchange or in the over-the-counter market;
     o through the writing of options (including the issuance by the selling shareholders of derivative securities), whether the options or such other derivative securities are listed on an options or other exchange or otherwise;
     o    through the settlement of short sales; or
     o    any combination of the foregoing.

         In connection with the sale of the shares, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling shareholders may also sell the shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers or other financial institutions that in turn may sell these shares. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the shares, which the broker-dealer or other financial institution may resell pursuant to this prospectus, or enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

         We do not intend directly or through any of our affiliates to purchase or otherwise acquire any of the selling shareholders' shares of GE common stock covered by this prospectus. Likewise, the selling shareholders have no intention to sell any of their shares of GE common stock covered by this prospectus to us or any of our affiliates. Because of our ongoing stock repurchase program, which involves open-market purchases on the NYSE from unnamed and undisclosed sellers, it is possible, however, that we unintentionally could acquire some of the selling shareholders' shares of GE common stock covered by this prospectus.

         The selling shareholders have advised us that they have not entered into any agreements, arrangements or understandings with any underwriter, broker-dealer or agent regarding the sale of their shares. Selling shareholders may sell any or all of the shares of common stock offered by them pursuant to this prospectus. In addition, there can be no assurance that any such selling shareholder will not transfer, devise or gift the shares of common stock by other means not described in this prospectus.

         There can be no assurance that any selling shareholder will sell any or all of the shares of common stock pursuant to this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), may be sold under Rule 144 rather than pursuant to this prospectus.

         The aggregate proceeds to the selling shareholders from the sale of the shares offered by them will be the purchase price of the shares less discounts and commissions, if any. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts and commissions and/or agent's commissions. We will not receive any of the proceeds from the sale of the shares of common stock covered by this prospectus.

         Our outstanding common stock is listed for trading on the New York Stock Exchange under the symbol "GE."

         In order to comply with the securities laws of some states, if applicable, the shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

         The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. As a result, any profits on the sale of the shares of common stock by selling shareholders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Selling shareholders who are deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling shareholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

         To the extent required, the shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

         We have agreed to indemnify the selling shareholders and their respective directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the selling shareholders may be required to make. Each selling shareholder has agreed to indemnify us for liabilities arising under the Securities Act with respect to written information furnished to us by it or to contribute in connection with these liabilities.

         We have agreed to pay all of the expenses incidental to the registration of the shares of common stock, other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

         We will use our reasonable efforts to keep the registration statement, of which this prospectus is a part, continuously effective for a period of one year from the date of the closing of the acquisition of Telemundo or such shorter period that will terminate upon the earlier of:

     o the sale, pursuant to the registration statement to which this prospectus relates, of all the shares of common stock covered by this prospectus;

     o the distribution of all of the shares of common stock covered by this prospectus pursuant to Rule 144 under the Securities Act; and

     o the time when all of the shares covered by this prospectus have been otherwise transferred, and subsequent distribution of them would not require registration of them under the Securities Act.

         Our obligation to keep the registration statement to which this prospectus relates effective is subject to specified, permitted exceptions. In these cases, we may suspend offers and sales of the shares of common stock pursuant to the registration statement to which this prospectus relates.

                                  LEGAL MATTERS

         Robert E. Healing, corporate counsel of GE will provide opinions for us regarding the validity of the securities. Mr. Healing beneficially owns or has rights to acquire an aggregate of less than 0.01% of the outstanding common stock of GE.

                                     EXPERTS

         KPMG LLP, independent certified public accountants, audited our consolidated financial statements as of December 31, 2001 and 2000, and for each of the years in the three year period ended December 31, 2001. GE's annual report on Form 10-K for the year ended December 31, 2001 includes these financial statements and the auditor's report. The audit report covering the December 31, 2001, consolidated financial statements refers to changes in the method of accounting for derivative instruments and hedging activities and impairment of certain beneficial interests in securitized assets. This prospectus incorporates the financial statements and report by reference, relying on the authority of KPMG LLP as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

Filing fee for Registration Statement                               $ 80,062.44
Accounting fees and expenses                                             25,000*
Legal fees and expenses                                                 125,000*
Printing fees                                                            30,000*
Miscellaneous                                                            15,000*
Total                                                               $275,062.44*


---------------------------------------

* Estimated, and subject to future contingencies.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 721 of the New York Business Corporation Law -- hereinafter, referred to as the "NYBCL" -- provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or by-laws or by a duly authorized resolution of its shareowners or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

         Section 722 (a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, has no reasonable cause to believe that his conduct was unlawful.

         Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interest of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of a threatened or pending action which is settled or otherwise disposed of, or any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

         Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723.

         Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized.
Section 722 and Section 723 of the NYBCL contain certain other miscellaneous provisions affecting the indemnification of directors and officers.

         Section 726 of the NYBCL authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the above section,
(2) directors and officers in instances in which they may be indemnified by a corporation under such section, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such section, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

         Section 6 of the restated certificate of incorporation, as amended, of GE provides in part as follows:

         "A person who is or was a director of the corporation shall have no personal liability to the corporation or its shareowners for damages for any breach of duty in such capacity except that the foregoing shall not eliminate or limit liability where such liability is imposed under the Business Corporation Law of the State of New York."

Article XI of the bylaws, as amended, of GE provides, in part, as follows:

         "The Company shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person who is or was or has agreed to become a director or officer of the Company and who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is serving, has served or has agreed to serve in any capacity at the request of the Company, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and costs, charges and expenses, including attorney's fees, incurred in connection with such action or proceeding or any appeal therein, provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The benefits of this [p]aragraph shall extend to the heirs and legal representatives of any person entitled to indemnification under this paragraph."

GE has purchased liability insurance for its officers and directors as permitted by Section 727 of the NYBCL.

ITEM 16.  EXHIBITS.

   EXHIBIT
   NUMBER                                  DESCRIPTION
----------     -----------------------------------------------------------------
      2        Stockholders' and Registration Rights Agreement, by and among
               General Electric Company and the signatories thereto, dated as of
               October 11, 2001.
      5        Opinion of Robert E. Healing, Esq., Corporate Counsel.
   23(a)       Consent of KPMG LLP.
     (b)       Consent of Robert E.  Healing,  Esq.  is  included  in his opinion referred to in Exhibit 5 above.
     24        Power of Attorney.

ITEM 17. UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement;

        (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that, (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective, and (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, General Electric Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of Connecticut, on the 9th day of April, 2002.

                            GENERAL ELECTRIC COMPANY

                                    By /s/ PHILIP D. AMEEN
                                       -----------------------------------------
                                       PHILIP D. AMEEN
                                       (VICE PRESIDENT AND COMPTROLLER)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                     TITLE                       DATE
                      ---------                                     -----                       ----

              *JEFFREY R. IMMELT                    Chairman of the Board and
-------------------------------------------------   Chief Executive Officer
              (JEFFREY R. IMMELT)                   (Principal Executive Officer
                                                    and Director)                     April 9, 2002

              *KEITH S. SHERIN                      Senior Vice President -
-------------------------------------------------   Finance and Chief Financial
              (KEITH S. SHERIN)                     Officer (Principal Financial
                                                    Officer)

              /S/ PHILIP D. AMEEN                   Vice President and
-------------------------------------------------   Comptroller (Principal
              (PHILIP D. AMEEN)                     Accounting Officer)

                                                    Director
-------------------------------------------------
              (JAMES I. CASH, JR.)

              *SILAS S. CATHCART                    Director
-------------------------------------------------
              (SILAS S. CATHCART)

                                                    Director
-------------------------------------------------
              (DENNIS D. DAMMERMAN)

                                                    Director
---------------------------------------------------
              (PAOLO FRESCO)

              *ANN M. FUDGE                         Director
---------------------------------------------------
              (ANN M. FUDGE)

              *CLAUDIO X. GONZALEZ                  Director
---------------------------------------------------
              (CLAUDIO X. GONZALEZ)

                                                    Director
---------------------------------------------------
              (ANDREA JUNG)

              *KENNETH G. LANGONE                   Director
---------------------------------------------------
              (KENNETH G. LANGONE)

              *ROCHELLE B. LAZARUS                  Director
---------------------------------------------------
              (ROCHELLE B. LAZARUS)

              *SCOTT G. MCNEALY                     Director
---------------------------------------------------
              (SCOTT G. MCNEALY)

              *GERTRUDE G. MICHELSON                Director                          April 9, 2002
---------------------------------------------------
              (GERTRUDE G. MICHELSON)

              *SAM NUNN                             Director
---------------------------------------------------
              (SAM NUNN)

                                                    Director
---------------------------------------------------
              (ROGER S. PENSKE)

                                                    Director
---------------------------------------------------
              (FRANK H.T. RHODES)

                                                    Director
---------------------------------------------------
              (GARY L. ROGERS)

               *ANDREW C. SIGLER                    Director
---------------------------------------------------
              (ANDREW C. SIGLER)

              *DOUGLAS A. WARNER III                Director
---------------------------------------------------
              DOUGLAS A. WARNER III)

              *ROBERT C. WRIGHT                     Director
---------------------------------------------------
              (ROBERT C. WRIGHT)

*By           /S/ ROBERT E. HEALING                 Attorney-in-fact
   ------------------------------------------------
              (ROBERT E. HEALING)

                                  EXHIBIT INDEX

EXHIBIT NUMBER                      DESCRIPTION
--------------                      -----------

      2         Stockholders' and Registration Rights Agreement, by and among
                General Electric Company and the signatories thereto, dated as of October 11, 2001.
      5         Opinion of Robert E. Healing, Esq., Corporate Counsel.
   23(a)        Consent of KPMG LLP.
     (b)        Consent of Robert E. Healing,  Esq. is included in his opinion referred to in Exhibit 5 above.
      24        Power of Attorney.